                                                                    EXHIBIT 4.14

================================================================================







                               GUARANTEE AGREEMENT

                                 by and between

                             CHITTENDEN CORPORATION,
                                  as Guarantor

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                  ______, 20__








================================================================================

                            CROSS-REFERENCE TABLE (1)

SECTION OF TRUST                                               SECTION OF
INDENTURE ACT OF                                                GUARANTEE
1939, AS AMENDED                                                AGREEMENT
----------------                                                ---------

310(a) .................................................           4.1(a)
310(b) .................................................      2.8; 4.1(c)
310(c) .................................................     Inapplicable
311(a) .................................................   2.2(b); 4.1(c)
311(b) .................................................   2.2(b); 4.1(c)
311(c) .................................................     Inapplicable
312(a) .................................................           2.2(a)
312(b) .................................................           2.2(b)
312(c) .................................................              2.9
313(a) .................................................              2.3
313(b) .................................................              2.3
313(c) .................................................              2.3
313(d) .................................................              2.3
314(a) .................................................              2.4
314(b) .................................................     Inapplicable
314(c) .................................................              2.5
314(d) .................................................     Inapplicable
314(e) .................................................              2.5
314(f) .................................................     Inapplicable
315(a) .................................................   3.1(d); 3.2(a)
315(b) .................................................           2.7(a)
315(c) .................................................           3.1(d)
315(d) .................................................           3.1(e)
316(a) .................................................      2.6; 5.4(a)
316(b) .................................................      5.4(b); 9.2
316(c) .................................................     Inapplicable
317(a) .................................................             2.10
317(b) .................................................     Inapplicable
318(a) .................................................           2.1(b)


(1) This Cross-Reference Table does not constitute part of the Guarantee and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I - INTERPRETATION AND DEFINITIONS.......................................            1
    Section 1.1  Interpretation and Definitions..................................            1

ARTICLE II - TRUST INDENTURE ACT.................................................            4
    Section 2.1  Trust Indenture Act; Application................................            4
    Section 2.2  Lists of Holders of Securities..................................            5
    Section 2.3  Reports by Guarantee Trustee....................................            5
    Section 2.4  Periodic Reports to Guarantee Trustee...........................            5
    Section 2.5  Evidence of Compliance with Conditions Precedent................            5
    Section 2.6  Guarantee Event of Default; Waiver..............................            5
    Section 2.7  Guarantee Event of Default; Notice..............................            6
    Section 2.8  Conflicting Interests...........................................            6
    Section 2.9  Disclosure of Information.......................................            6
    Section 2.10 Guarantee Trustee May File Proofs of Claim......................            6

ARTICLE III - POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE.....................            6
    Section 3.1  Powers and Duties of Guarantee Trustee..........................            6
    Section 3.2  Certain Rights of Guarantee Trustee.............................            8

ARTICLE IV - GUARANTEE TRUSTEE...................................................           10
    Section 4.1  Guarantee Trustee; Eligibility..................................           10
    Section 4.2  Appointment, Removal and Resignation of Guarantee Trustee.......           11

ARTICLE V - GUARANTEE............................................................           11
    Section 5.1  Guarantee.......................................................           11
    Section 5.2  Waiver of Notice and Demand.....................................           12
    Section 5.3  Obligations Not Affected........................................           12
    Section 5.4  Rights of Holders...............................................           13
    Section 5.5  Guarantee of Payment............................................           13
    Section 5.6  Subrogation.....................................................           13
    Section 5.7  Independent Obligations.........................................           13

ARTICLE VI - LIMITATION OF TRANSACTIONS; SUBORDINATION...........................           13
    Section 6.1  Limitation of Transactions......................................           13
    Section 6.2  Ranking.........................................................           14
    Section 6.3  Subordination of Common Securities..............................           14

ARTICLE VII - TERMINATION........................................................           14
    Section 7.1  Termination.....................................................           14

ARTICLE VIII - INDEMNIFICATION...................................................           14
    Section 8.1  Indemnification.................................................           14

ARTICLE IX - MISCELLANEOUS                                                                  14
    Section 9.1    Successors and Assigns........................................           14
    Section 9.2    Amendments....................................................           15
    Section 9.3    Notices.......................................................           15
    Section 9.4    Benefit.......................................................           16
    Section 9.5    Governing Law.................................................           16
    Section 9.6    Headings......................................................           16
    Section 9.7    Counterparts..................................................           16

                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Guarantee"), dated as of ________, 20__, is executed and delivered by CHITTENDEN CORPORATION, a Vermont corporation (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of CHITTENDEN CAPITAL TRUST __, a Delaware statutory business trust (the "Trust").

                                    RECITALS

     WHEREAS, pursuant to the Trust Agreement (as defined herein), the Trust may issue up to $________ aggregate liquidation amount of capital securities (and may issue up to $________ aggregate liquidation amount of additional capital securities in connection with an overallotment option granted to the underwriters of the capital securities), having a liquidation amount of $_____ per security and designated the "__% Capital Securities" of the Trust (the "Capital Securities") and up to $________ aggregate liquidation amount of common securities (and may issue up to $________ aggregate liquidation amount of additional common securities in connection with an overallotment option granted to the underwriters of the capital securities), having a liquidation amount of $_____ per security and designated the "__% Common Securities" of the Trust (the "Common Securities" and, together with the Capital Securities, the "Securities");

     WHEREAS, as an incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, if a Trust Enforcement Event (as defined herein) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments under this Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                   ARTICLE I - INTERPRETATION AND DEFINITIONS

     Section 1.1   Interpretation and Definitions. In this Guarantee, unless the
     -----------   ------------------------------
context otherwise requires:

          (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Guarantee has the same meaning throughout;

          (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee to Articles, Sections and Recitals are to Articles, Sections and Recitals of this Guarantee, unless otherwise specified;

          (e) unless otherwise defined in this Guarantee, a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee;

          (f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable; and

          (g) the following terms have the following meanings:

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" has the meaning specified in the Trust Agreement.

     "Capital Securities" has the meaning specified in the Recitals hereto.

     "Common Securities" has the meaning specified in the Recitals hereto.

     "Common Stock" means the common stock, par value $1.00 per share, of the Guarantor.

     "Debentures" means the series of junior subordinated debentures to be issued by the Guarantor under the Indenture designated the "___% Junior Subordinated Debentures due ________" and held by the Property Trustee as defined in the Trust Agreement.

     "Global Securities" means fully registered, global Capital Securities registered in the name of a depositary or its nominee, evidencing the Capital Securities.

     "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

     "Guarantee Payments" means, subject in each case to the terms of the Securities, the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by or on behalf of the
Trust: (a) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Securities, to the extent the Trust has sufficient funds available therefor at the time, (b) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time or (c) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Trust Agreement), the lesser of (i) the aggregate of the stated liquidation amount and all accumulated and unpaid Distributions on the Securities to the date of payment, to the extent the Trust has sufficient funds available therefor and (ii) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

     "Holder" means any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Capital Securities, but only to the extent that the Guarantee Trustee has actual knowledge of such ownership.

     "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

     "Indenture" means the Indenture, dated as of __________, 20___, by and between the Guarantor and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee, as defined in the Trust Agreement.

     "Liquidation Distribution" has the meaning specified in the definition of "Guarantee Payments."

     "List of Holders" has the meaning assigned to it in Section 2.2.

     "Majority in Liquidation Amount" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class. In determining whether the Holders of the requisite amount of Capital Securities have voted, Capital Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Capital Securities shall be disregarded for the purpose of any such determination, but only to the extent that the Guarantee Trustee has actual knowledge of such ownership.

     "Officer's Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by an Authorized Officer (as defined in the Trust Agreement) of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

          (a) a statement that such officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer on behalf of such Person in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer acting on behalf of such Person, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Redemption Price" has the meaning specified in the Trust Agreement.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Securities" has the meaning specified in the Recitals hereto.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the Holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

     "Trust Enforcement Event" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                        ARTICLE II - TRUST INDENTURE ACT

     Section 2.1   Trust Indenture Act; Application.
     -----------   --------------------------------

          (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2    Lists of Holders of Securities.
     -----------    ------------------------------

          (a) The Guarantor shall provide the Guarantee Trustee (i) except while the Capital Securities are represented by one or more Global Securities, at least two Business Days prior to the date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of the record date relating to the payment of such Distributions, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it; provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     Section 2.3    Reports by Guarantee Trustee. Within 60 days after _________
     -----------    ----------------------------
of each year (commencing with the year of the first anniversary of the issuance of the Securities), the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

     Section 2.4    Periodic Reports to Guarantee Trustee. The Guarantor shall
     -----------    -------------------------------------
provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) of the Trust Indenture Act, if any, and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act, but in no event later than 120 days after the end of each calendar year.

     Section 2.5    Evidence of Compliance with Conditions Precedent. The
     -----------    ------------------------------------------------
Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officer's Certificate.

     Section 2.6    Guarantee Event of Default; Waiver. The Holders of a
     -----------  ----------------------------------
Majority in Liquidation Amount of the Capital Securities may, by vote or written consent, on behalf of the Holders of all of the Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this

Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

     Section 2.7    Guarantee Event of Default; Notice.
     -----------    ------------------------------------

          (a) The Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such Guarantee Events of Default, unless such defaults have been cured before the giving of such notice; provided that, except for a default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee Agreement shall have obtained actual knowledge thereof.

     Section 2.8    Conflicting Interests. The Trust Agreement shall be deemed
     -----------    ---------------------
to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     Section 2.9    Disclosure of Information. The disclosure of information as
     -----------    -------------------------
to the names and addresses of the Holders of the Securities in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

     Section 2.10   Guarantee Trustee May File Proofs of Claim. Upon the
     ------------   ------------------------------------------
occurrence of a Guarantee Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

          ARTICLE III - POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

     Section 3.1    Powers and Duties of Guarantee Trustee.
     -----------    --------------------------------------

          (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders of the Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Securities.

          (c) This Guarantee and all moneys received by the Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Guarantee Trustee or its agents or their creditors.

          (d) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Guarantee Trustee has actual knowledge, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (e) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                         (A) the duties and obligations of the Guarantee Trustee
                    shall be determined solely by the express provisions of this Guarantee and the Guarantee Trustee shall not be liable, except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                         (B) in the absence of bad faith on the part of the
                    Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee, but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

                    (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                    (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence and in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                    (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that (A) the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or (B) indemnity reasonably satisfactory to the Guarantee Trustee against such risk or liability is not reasonably assured to it under the terms of this Guarantee.

Section 3.2       Certain Rights of Guarantee Trustee.
-----------       ------------------------------------

          (a)     Subject to the provisions of Section 3.1:

                    (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties;

                    (ii) any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officer's Certificate;

                    (iii) whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                    (iv) the Guarantee Trustee shall have no duty to see to any recording, filing or registration or any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or re-registration thereof;

                    (v) the Guarantee Trustee may consult with counsel of its choice, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion (such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees); and the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

                    (vi) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and expenses and the reasonable expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default which has not been cured or waived, of its obligation to exercise the rights and powers vested in it by this Guarantee;

                    (vii) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                    (viii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                    (ix) any authorized or required action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action; and

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

                    (x) whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such written instructions.

          (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                         ARTICLE IV - GUARANTEE TRUSTEE

     Section 4.1 Guarantee Trustee; Eligibility.
     ----------- ------------------------------

             (a) There shall be at all times a Guarantee Trustee which shall:

                    (i)  not be an Affiliate of the Guarantor; and

                    (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act or becomes a creditor of the Guarantor during the time periods specified in Section 311 of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) or 311 of the Trust Indenture Act, as applicable.

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

     Section 4.2 Appointment, Removal and Resignation of Guarantee Trustee.
     ----------- ---------------------------------------------------------

          (a) Subject to Section 4.2(b), unless a Guarantee Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

          (c) The Guarantee Trustee appointed to office shall hold such office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the removed or resigning Guarantee Trustee may petition at the expense of the Guarantor any court of competent jurisdiction in the United States for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

          (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing hereunder for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

                             ARTICLE V - GUARANTEE

     Section 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees
     ----------- ---------
to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to extend the interest payment period on the Debentures pursuant to Section 3.11 thereof and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period (as defined in the Indenture) with respect to the Distributions (as defined in the Trust Agreement) on the Securities.

     Section 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice
     ----------- ---------------------------
of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3 Obligations Not Affected. The obligations, covenants,
     ----------- ------------------------
agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

          (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

          (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (e) Any invalidity of, or defect or deficiency in, the Securities;

          (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

     No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available

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

hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

     Section 5.4 Rights of Holders.
     ----------- -----------------

          (a) The Holders of at least a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee.

          (b) Any Holder of Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights and the obligations of the Guarantor under this Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person. The Guarantor hereby waives any right or remedy to require that any action on this Guarantee be brought first against the Trust or any other Person before proceeding directly against the Guarantor.

     Section 5.5 Guarantee of Payment. This Guarantee creates a guarantee of
     ----------- --------------------
payment and not of collection.

     Section 5.6 Subrogation. The Guarantor shall be subrogated to any and all
     ----------- -----------
rights of the Holders of Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

     Section 5.7 Independent Obligations. The Guarantor acknowledges that its
     ----------- -----------------------
obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in Subsections 5.3(a) through 5.3(g), inclusive.

             ARTICLE VI - LIMITATION OF TRANSACTIONS; SUBORDINATION

     Section 6.1 Limitation of Transactions. So long as any Securities remain
     ----------- --------------------------
outstanding, if (a) there shall have occurred a Trust Enforcement Event, (b) there shall have occurred a Guarantee Event of Default or (c) the Guarantor shall have given notice of its election of an Extension Period as provided in the certificate evidencing the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, then the Guarantor shall not and, to the extent applicable, shall not permit any subsidiary of the Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior in interest to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with or junior in interest to the Debentures (other than (A) dividends or distributions in Common Stock of the Guarantor, (B) any declaration of a dividend in connection with the implementation of a rights plan, or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant thereto, (C) as a result of an exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (D) payments under this Guarantee and (E) purchases, repurchases, redemptions or other acquisitions of shares of Common Stock in connection with any of the Guarantor's benefits plans for its directors, officers or employees).

     Section 6.2 Ranking. This Guarantee will constitute an unsecured obligation
     ----------- -------
of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Guarantor in the same manner and to the same extent as set forth in Article XIII of the Indenture.

     Section 6.3 Subordination of Common Securities. If a Trust Enforcement
     ----------- ----------------------------------
Event has occurred and is continuing under the Trust Agreement, the rights of the holders of the Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Capital Securities to receive Guarantee Payments under this Guarantee.

                           ARTICLE VII - TERMINATION

     Section 7.1 Termination. This Guarantee shall terminate upon (a) full
     ----------- -----------
payment of the Redemption Price of all Securities, (b) distribution of the Debentures to the Holders of all the Securities or (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Guarantee.

                         ARTICLE VIII - INDEMNIFICATION

     Section 8.1 Indemnification. The Guarantor agrees to indemnify each
     ----------- ---------------
Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred by such Indemnified Person without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses (including reasonable attorneys' fees) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.1 shall survive the termination of this Guarantee or the resignation or removal of the Guarantee Trustee.

                           ARTICLE IX - MISCELLANEOUS

     Section 9.1 Successors and Assigns. All guarantees and agreements contained
     ----------- ----------------------
in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the

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

Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     Section 9.2 Amendments. Except with respect to any changes that do not
     ----------- ----------
materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Securities; provided, however, that the rights of the Holders to institute suit to enforce any Guarantee Payment as set forth in the second sentence of
Section 5.4(b) shall not be amended except with the approval of each of the Holders affected thereby. The provisions of Section 11.2 of the Trust Agreement with respect to meetings of, and action by written consent of, the Holders of the Securities apply to the giving of such approval and any other approval of the Holders of the Securities hereunder.

     Section 9.3 Notices. All notices provided for in this Guarantee shall be in
     ----------- -------
writing, duly signed by the party giving such notice, and shall be delivered by hand, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Securities):

                   The Bank of New York
                   [insert address]
                   Attention:  Corporate Trust Department
                   Facsimile No.:____________

          (b) if given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Securities):

                   Chittenden Corporation
                   Two Burlington Square
                   Burlington, Vermont  05401
                   Attention:  General Counsel
                   Facsimile No.: (802) 660-1577

          (c) if given to any Holder of Securities, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 9.4 Benefit. This Guarantee is solely for the benefit of the
     ----------- -------
Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

     Section 9.5 Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND
     ----------- -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 9.6 Headings. Headings contained in this Guarantee are inserted for
     ----------- --------
convenience of reference only and do not affect the interpretation of this Guarantee or any provision hereof.

     Section 9.7 Counterparts. This Guarantee may be executed in counterparts,
     ----------- ------------
each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.

                                       CHITTENDEN CORPORATION,
                                       as Guarantor


                                       By:_____________________________
                                          Name:
                                          Title:

                                       THE BANK OF NEW YORK,
                                       as Guarantee Trustee


                                       By:_____________________________
                                          Name:
                                          Title: